Exhibit 10.1

THERAVANCE, INC.

COMMON STOCK PURCHASE AGREEMENT

July 30, 2013

i

6.6	Titles and Subtitles	7
6.7	Notices	7
6.8	Finder’s Fee	7
6.9	Expenses	8
6.10	Amendments and Waivers	8
6.11	Severability	8
6.12	Confidentiality	8
6.13	Publicity	9
6.14	Entire Agreement	9
6.15	Legends	9
6.16	Nasdaq Listing	9
6.17	Miscellaneous	9
6.18	Authorization	10
6.19	Registrable Securities	10

ii

THERAVANCE, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 30th day of July, 2013, by and among Theravance, Inc., a Delaware corporation (the “Company”), Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the “Investor”), and solely for the purposes of Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.17 and 6.18 hereof, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Stock.

1.1                               Sale and Issuance of Common Stock.

(a)                                 On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to the Investor of shares of its Common Stock (the “Shares”).  The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”).

(b)                                 Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, three million sixty-four thousand four hundred and seven (3,064,407) Shares for thirty-six dollars and fifty cents ($36.50) per Share, resulting in an aggregate purchase price of one hundred and eleven million eight hundred and fifty thousand eight hundred and fifty-five dollars and fifty cents ($111,850,855.50) (the “Aggregate Purchase Price”).

1.2                               Closing.  The purchase and sale of the Shares shall take place at the offices of the Company, 901 Gateway Boulevard, South San Francisco, CA 94080.  Within three (3) Business Days of the execution and delivery of this Agreement by each of the parties, the Investor will initiate an irrevocable wire transfer in the amount of the Aggregate Purchase Price to an account designated in writing by the Company.  Immediately upon the Company’s receipt of the Aggregate Purchase Price the purchase and sale of the Shares shall be consummated (which time is designated as the “Closing”).  As promptly as practicable following the Closing, the Company shall use all commercially reasonable efforts to arrange for the Company’s transfer agent to deliver to the Investor a certificate representing the Shares that the Investor has purchased pursuant to this Agreement.  As used herein, “Business Day” shall mean any weekday that is not a day on which banking institutions in the City of San Francisco are authorized or obligated to close.

2.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, as of the date hereof, except as set forth in the SEC Reports (as defined below, but excluding for the purposes of Section 2, other than Section 2.8, any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature), which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell the Common Stock hereunder, (iii) to perform its obligations under the Restated Certificate, and (iv) to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2                               Authorization.

(a)                                 All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 The Board of Directors of the Company (the “Board of Directors”) has approved the entry by the Company into this Agreement, the performance of the Company’s obligations hereunder and consummation of the transactions contemplated hereby for purposes of paragraph (a)(1) of Section 203 of the Delaware General Corporation Law (“DGCL Section 203”), and, to the Company’s knowledge, no other “moratorium”, “control share acquisition”, “business combination”, “fair price” or other form of anti-takeover or similar law of any jurisdiction is applicable to the Company and the transactions contemplated by this Agreement.

2.3                               Valid Issuance of Common Stock.  The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Governance Agreement dated June 4, 2004, as amended April 25, 2007 and November 29, 2010, by and among the Company, GSK, and solely with respect to Articles III, IV and VI thereof, GlaxoSmithKline plc, an English public limited company, and the Investor (the “Governance Agreement”) and under applicable state and federal securities laws.  The Common Stock that is being purchased by the Investor hereunder will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

2.4                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except certain post-closing filings as may be required pursuant to federal securities laws and under the “Blue Sky” laws of the various states.

2.5                               Offering.  Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the Commission thereunder) hereafter that would cause the loss of such exemption.

2.6                               Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

2.7                               Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not violate or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any statute, rule or regulation applicable to the Company or any instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.8                               SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  The financial statements of the

Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9                               Absence of Certain Events and Changes.  Since March 31, 2013, (i) there has not been any event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the Company; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business; (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders; and (iv) other than the surrender to the Company of shares of Common Stock by employees of the Company in connection with the Company’s payment of withholding taxes due upon the vesting or settlement of employees’ equity awards, the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.10                        Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form as set forth as exhibits in the SEC Reports.

2.11                        Registration Rights.  Except as required pursuant to the Amended and Restated Investors’ Rights Agreement dated May 11, 2004, by and among the Company and the investors who are parties thereto (the “Investors’ Rights Agreement”), the Company is not presently under any obligation, and has not granted, any rights to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

3.                                      Representations and Warranties of the Investor.  The Investor hereby represents and warrants that:

3.1                               Authorization.  The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2                               Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Common Stock to be received by the Investor (the “Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3                               Disclosure of Information.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.  The Investor acknowledges that it has read the “Risk Factors” Section contained in the Company’s Quarterly Report on Form 10-Q filed on May 1, 2013 and understands the Company’s business and recognizes that a purchase of the Company’s Common Stock involves risks and uncertainties.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4                               Investment Experience.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.  The Investor also represents that it has not been organized for the purpose of acquiring the Common Stock.

3.5                               Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

3.6                               Restricted Securities.  The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7                               Governance Agreement.  The Investor acknowledges and agrees that (a) the Shares it is purchasing hereunder are “Voting Stock” (as defined in the Governance Agreement), (b) the Shares are subject to the terms and conditions of the Governance Agreement, including, but not limited to, the resale restrictions and voting obligations contained therein, (c) it is a GSK Affiliate under the Governance Agreement, and (d) it is purchasing the Shares pursuant to Section 2.1(d) of the Governance Agreement.

4.                                      Conditions of Investor’s Obligations at Closing.  The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

4.1                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.2                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true on and as of the Closing.

4.3                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.4                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.5                               Section 203 of DGCL.  The Board of Directors shall have approved the entry by the Company into this Agreement and the performance of the Company’s obligations hereunder and consummation of the transactions contemplated hereby for purposes of paragraph (a)(1) of DGCL Section 203.

5.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

5.1                               Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall have been true on and as of the Closing.

5.2                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.                                      Miscellaneous.

6.1                               Survival of Warranties.  The warranties, representations and covenants of the Company, the Investor and GSK contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, GSK or the Company.

6.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3                               Governing Law.  This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.7, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

6.4                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.5                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  Notwithstanding the foregoing or any provision to the contrary in the Investors’ Rights Agreement or the Restated Certificate, the Company agrees that when any notice is given to the Investor or GSK, whether under this Agreement, the Investors’ Rights Agreement or the Restated Certificate, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to the Investor and GSK via facsimile.  All notices and certificates will be addressed to the Investor and GSK at their respective addresses set forth on the signature page hereto or at such other address as the Company or the Investor or GSK may designate by ten (10) days advance written notice to the other parties hereto.

6.8                               Finder’s Fee.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee

(and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9                               Expenses.  Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Investor and GSK.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

6.11                        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12                        Confidentiality.  Any confidential information obtained by the Investor or GSK pursuant to this Agreement which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by the Investor or GSK for any purpose other than monitoring the Investor’s or GSK’s investment in the Company, except that the Investor or GSK may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, shareholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of the Investor’s or GSK’s shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law.  Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient.  The provisions of this Section 6.12 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreements executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 6.12 and the more restrictive provisions of such separate confidentiality agreements, the provisions of such separate confidentiality agreements shall prevail.

6.13                        Publicity.  No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement or the transactions contemplated hereby (including, without limitation, disclosure of Investor’s or GSK’s ownership interest in the Company) without the prior written consent of the other party; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing.  Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

6.14                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.15                        Legends.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)                                 “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”).  The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the corporation’s counsel that registration is not required under the Act.”

(b)                                 “The sale, pledge, hypothecation, assignment or transfer of the securities represented by this certificate is subject to the terms and conditions of a Governance Agreement by and between the stockholder and the corporation.  Copies of such agreement may be obtained upon written request to the Secretary of the Corporation.”

(c)                                  Any legend required by the laws of any state.

6.16                        Nasdaq Listing.  The Company shall use all commercially reasonable efforts to have the Shares acquired by the Investor at the Closing authorized for listing on Nasdaq.

6.17                        Miscellaneous.  GSK, the Investor, and the Company each agree and acknowledge that the execution of this Agreement shall be deemed as adequate and timely notice, as of July 30, 2013, under the Governance Agreement of GSK’s election to purchase (effected via Investor’s purchase herein, as an Affiliate of GSK) (a) five hundred and eighteen thousand and seventy one (518,071) Shares pursuant to Section 2.1(d)(ii) of the Governance Agreement with respect to the three months ended June 30, 2013 and (b) two million five hundred and forty-six thousand three hundred and thirty-six (2,546,336) Shares pursuant to Section 2.1(d)(v) of the Governance Agreement.  GSK, the Investor, and the Company agree and acknowledge that (i) none of GSK, the Investor nor any of their affiliates currently have any right to nominate or designate any individual to serve as a member or observer of the Board of Directors pursuant to section 1.1(a) of the Governance Agreement, and (ii) notwithstanding the purchase of the Shares by the Investor hereunder or any other acquisition of shares of Voting Stock (as defined in the Governance Agreement) by GSK, the Investor or any of their affiliates, none of GSK, the Investor nor any of their affiliates will following the Closing have any right to nominate or designate any individual to serve as a member or observer of the Board of Directors pursuant to section 1.1(a) of the Governance Agreement.  GSK, the Investor and the Company agree that neither the execution of this Agreement nor the consummation by it of the transactions contemplated hereby does or will, violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any existing agreement between GSK or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand.

6.18                        Authorization.  GSK has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.19                        Registrable Securities.  The Shares purchased by the Investor pursuant to this Agreement shall constitute Registrable Securities as defined in, and in accordance with the limitations set forth in, the Investors’ Rights Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.

By:	/s/ Rick E Winningham

Rick E Winningham
Chief Executive Officer

SIGNATURE PAGE TO Q2 2013 COMMON STOCK PURCHASE AGREEMENT

INVESTOR:

Glaxo Group Limited
Name of Investor

By:	/s/ Balbir Kelly-Bisla

Signature of Authorized Person
Name:	Balbir Kelly-Bisla
Title:	Authorized Signatory for and on behalf of The Wellcome Foundation Limited Corporate Director

Address:	980 Great West Road Brentford, Middlesex, TW89GS, UK
Fax No:	00 44 208 047 6904

GlaxoSmithKline LLC
(Solely with respect to Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.17 and 6.18)

By:	/s/ William J. Mosher

Signature of Authorized Person
Name:	William J. Mosher
Title:	Vice President and Secretary

Address:	Five Crescent Drive, NY 0300
Philadelphia, PA 19112
Fax No:	(215) 751-5349

SIGNATURE PAGE TO Q2 2013 COMMON STOCK PURCHASE AGREEMENT